Exhibit 10.1

PORTER BANCORP, INC.
RESTRICTED STOCK AWARD AGREEMENT
2006 STOCK INCENTIVE PLAN

THIS AGREEMENT is made this ___day of [Month], [Year] (hereinafter referred to as the “Date of Grant”) by and between Porter Bancorp, Inc. (“Porter” or the “Corporation”) and  [Name], [Title]  (the “Recipient”).

WHEREAS, the Corporation has adopted the 2006 Amended and Restated Stock Incentive Plan (the “Plan”), which is hereby incorporated in its entirety by reference herein;

WHEREAS, the Corporation desires to grant to the Recipient a Restricted Stock Award, as described in the Plan; and

WHEREAS, the Corporation issued $35,000,000 of its Series A preferred stock (the “Preferred Stock”) to the United States Department of the Treasury (the “Treasury”) pursuant to the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) and as a recipient of funds under the CPP, the Corporation must comply with the executive compensation and corporate governance standards imposed by the American Recovery and Reinvestment Act of 2009 for as long as the Preferred Stock remains outstanding, which includes certain restrictions on the timing of the vesting of the Restricted Stock Award granted hereunder.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Corporation and the Recipient agree as follows:

1.           Restricted Stock Award.  The Corporation hereby grants to the Recipient a Restricted Stock Award consisting of a total of _________ shares (the “Shares”) of common stock, no par value (“Common Stock”), upon the terms and conditions set forth herein.  The value of such shares of Common Stock as of the Date of Grant does not exceed one-third of the Recipient’s projected annual compensation for the current fiscal year, as required by 31 C.F.R. §30.10(e).

2.           Vesting of Restricted Stock Award; TARP Restrictions.

(a)
The Restricted Stock Award granted by this Agreement shall vest in 25% increments as set forth below.  The shares of Common Stock subject to the Restricted Stock Award shall vest and then be released from restriction and distributed to the Recipient according to the following schedule: (i) 25% of the shares of Common Stock subject to the Restricted Stock Award shall vest upon the later of the two-year anniversary of the Date of Grant or the date of redemption of at least 25% of the Preferred Stock issued by the Corporation pursuant to the CPP; (ii) an additional 25% of the shares of Common Stock subject to the Restricted Stock Award shall vest upon the later of the three-year anniversary of the Date of Grant or the date of redemption of at least 50% of the Preferred Stock issued by the Corporation pursuant to the CPP; (iii) an additional 25% of the shares of Common Stock subject to the Restricted Stock Award shall vest upon the later of the four-year anniversary of the Date of Grant or the date of redemption of at least 75% of the Preferred Stock issued by the Corporation pursuant to the CPP; and (iv) the remaining 25% of the shares of Common Stock subject to the Restricted Stock Award shall vest upon the later of the five-year anniversary of the Date of Grant or the date of redemption of 100% of the Preferred Stock issued by the Corporation pursuant to the CPP; provided, however, that any dates of vesting related to the percentage of redemption of Preferred Stock shall apply only during the period in which any obligation arising from financial assistance provided under TARP remains outstanding within the meaning of 12 U.S.C. §5221(a)(5).  For example, if 50% of the Preferred Stock is redeemed prior to the two-year anniversary of the Date of Grant, then 25% of the shares of Common Stock subject to the Restricted Stock Award shall vest on the two-year anniversary of the Date of Grant and an additional 25% of the shares shall vest on the three-year anniversary of the Date of Grant.

(b)
Notwithstanding the vesting schedule set forth in Section 2(a) above, all shares of Common Stock subject to a Restricted Stock Award held by the Recipient whose employment or service (as the case may be) with the Corporation or PBI Bank (the “Bank” or the “Subsidiary”) terminates due to death or Disability (as defined in Section 2.7 of the Plan) shall be deemed earned as of the Recipient’s last day of employment or service with the Corporation and the Subsidiary (provided, however, no such accelerated vesting shall occur if the Recipient remains employed by or in the service of either the Corporation or the Subsidiary) and shall be distributed as soon as practicable thereafter.  In addition, in the event of a change in control (as defined in 26 C.F.R. §1.409A-3(i)(5)(i) and not as defined in Section 2.4 of the Plan) before all shares of Common Stock granted hereunder have vested, all unvested shares of Common Stock subject to this Restricted Stock Award held by the Recipient shall be deemed to be earned as of the effective date of such change in control, provided that no accelerated vesting upon a change in control shall occur if at the time of the change in control any of the following is applicable: (i) the Corporation is still subject to its written agreement with the Federal Reserve Bank of St. Louis dated September 21, 2011, as such agreement may be amended from time to time, (ii) the Bank is still subject to the Consent Order issued by the Federal Deposit Insurance Corporation on June 24, 2011, as such order may be amended from time to time, or (iii) either the Corporation or the Bank is deemed to be in “troubled condition” as defined in either 12 C.F.R. §225.71 or 12 C.F.R. §303.101(c) (or any successors thereto), unless prior to or in connection with the change in control the Corporation and the Bank have received all requisite regulatory approvals, non-objections or consents to such acceleration pursuant to the provisions of 12 C.F.R. Part 359.

3.           Taxation of Award.  The Common Stock subject to this Agreement will be taxable to the Recipient when it vests, at the value on the vesting date, unless the Recipient makes an election under Section 83(b) of the Internal Revenue Code.  See the attachment to this Agreement explaining your option to include the value of the shares in income within 30 days of the Date of Grant.  You may only choose this option if you make arrangements satisfactory to Porter to pay the required withholding taxes due immediately if the election is made.  Check below if you wish to make this election:

______ I elect to make an 83((b) tax election to include the value of the restricted Shares of Common Stock granted to me in income now.

4.           Transfer Restrictions.  Until such time as the Shares become vested in accordance with the schedule set forth above, the Shares shall not be transferred, pledged or disposed of except by will or the laws of descent and distribution, and are subject to forfeiture in accordance with this Agreement and the Plan.  Under the Plan, Porter has a right of first refusal to purchase the Shares, and the Recipient must offer to sell them to Porter before you can sell them to a third party.

5.           Non-transferability of Award.  The Restricted Stock Award granted to the Recipient may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the time that the Shares are earned and distributed pursuant to the terms of the Plan.

6.           Withholding.  The Trust may withhold from any cash payment or Common Stock distribution made to the Recipient under the Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of a cash payment is insufficient, the Trust may require the Recipient or the Recipient’s beneficiary to pay to the Trust the amount required to be withheld as a condition of delivering the shares of Common Stock.

7.           Delivery of Stock.  Whenever shares of Common Stock subject to this Restricted Stock Award are released from restriction, the Corporation shall, subject to the implementation of an arrangement between the Corporation and the Recipient to effectuate all necessary tax withholding, issue a certificate to the Recipient for such unrestricted shares.  Such certificate may, however, reflect any applicable restrictions under federal securities laws and the Corporation’s right of refusal to purchase the Shares under the Plan.  The Trustee shall follow all requisite procedures to deliver such certificates to the Recipient; provided, however, that such delivery may be postponed to enable the Corporation to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory agency.

8.           Terms and Conditions.  The terms and conditions included in the Plan are incorporated herein by reference, and to the extent that any conflict may exist between the terms and conditions included in the Plan and the terms of this Agreement, the terms and conditions included in the Plan shall control; provided, however, that notwithstanding the foregoing, the definition of change in control in Section 2(b) above shall be applicable rather than the definition of a change in control in Section 2.4 of the Plan.

9.           Acknowledgements.  By signing below, the Recipient acknowledges that he has received a copy of the Plan, and the Recipient hereby accepts the Shares subject to all the terms and provisions of this Agreement and the Plan.  Nothing contained in the Plan or this Agreement shall give the Recipient any rights to continued employment with the Corporation or the Bank or interfere in any way with the right of the Corporation or the Bank to terminate the Recipient’s employment or change the Recipient’s compensation at any time.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Recipient has hereunto set his hand, all effective as of the day first written above.

PORTER BANCORP, INC.

By:____________________________________
W. Glenn Hogan
Chairman of Compensation Committee

RECIPIENT

By:____________________________________
[Name]
[Title]

Important Information About Section 83(b) Election to Include Value of Restricted Stock Award in Income at Date of Grant:

As a recipient of a restricted stock award under the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan, you may make an election (called an “83(b) election”) to recognize compensation income when the stock is granted, even though the stock is then subject to a risk of forfeiture (vesting).  Making an 83(b) election causes current taxation of the fair market value of the stock granted, and withholding taxes are immediately due.  If you make an 83(b) election, you must make arrangements satisfactory to Porter to pay those withholding taxes immediately upon election.

By making an 83(b) election, any later appreciation in the stock will be taxed as capital gain income, and your holding period for capital gain purposes will begin on the date of taxation.  An 83(b) election must be made, if at all, within 30 days after the Date of Grant.

The downside of making an 83(b) election is that the election is generally irrevocable.  Also, if you forfeit the stock, you may not receive any deduction for the amount previously included in income.

To the extent an 83(b) election is not made, Porter will be treated as the owner of the stock that continues to be subject to restriction for tax purposes, so any dividends will be treated as compensation paid to you by Porter, and will therefore be subject to withholding and FICA and Medicare taxes.

ELECTION TO INCLUDE VALUE
OF RESTRICTED STOCK AWARD IN GROSS INCOME
PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

______________  [insert date]

The undersigned hereby elects, under Section 83(b) of the Internal Revenue Code, to include in gross income, as compensation for services, the excess of the fair market value at the time of transfer of the property described below over the amount paid for such property.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.           The name, address and social security number of the undersigned:

Name: ______________________________________

Address: ____________________________________

___________________________________________

___________________________________________

SSN: _______________________________________

2.           The property with respect to which the election is being made is the common stock of Porter Bancorp, Inc.

3.           The property was transferred on ____________, ____ [insert date]. The taxable year for which election is made is calendar year ____.

4.           The nature of the restrictions or risks of forfeiture to which the property is subject is that if the undersigned ceases to be employed by Porter Bancorp, Inc. or its subsidiary, the unvested portion of the undersigned’s restricted stock will be forfeited. The undersigned vests in the property at the rate and upon the events set forth in the Restricted Stock Award Agreement.

5.           The fair market value of property at the time of transfer (determined without regard to any lapse restriction) was $________.

6.           The taxpayer received the property solely for the performance of services.

7.           Copies of this statement have been furnished, as required by Reg 1.83-2(d), to Porter Bancorp, Inc. and its subsidiary for which the services were performed.

___________________________________

Instructions for Filing: File this statement within 30 days from the Date of Grant Date with the IRS at the address you will use to file your Form 1040 for the tax year involved as stated in Item 3 above, AND file it with your tax return for that year.